    As filed with the Securities and Exchange Commission on January 25, 2002
================================================================================
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                  ChipPAC, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                   77-0463048
 (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                   47400 Kato Road, Fremont, California 94538
                                 (510) 979-8000
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                Dennis P. McKenna
                       President & Chief Executive Officer
                                  ChipPAC, Inc.
                   47400 Kato Road, Fremont, California 94538
                                 (510) 979-8000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
        Eva Herbst Davis, Esq.                      Stephen L. Burns, Esq.
           Kirkland & Ellis                         Cravath, Swaine & Moore
      777 South Figueroa Street                         Worldwide Plaza
    Los Angeles, California 90017                      825 Eighth Avenue
            (213) 680-8400                         New York, New York 10019
                                                        (212) 474-1000

                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-76554

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                       Proposed            Proposed
                                                                        Maximum             Maximum          Amount of
            Title of Each Class of                 Amount to be     Offering Price    Aggregate Offering    Registration
          Securities to be Registered               Registered       Per Share (1)         Price (1)          Fee (2)
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share...    2,300,000          $6.05            $13,915,000          $1,281
=========================================================================================================================

(1) Based on the average of the high and low prices of our Class A common stock as reported on the Nasdaq National Market on January 24, 2002. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(2) The Registrant previously paid total registration fees of $19,504 in connection with its Registration Statement on Form S-3 (Registration No. 333-76544) which registered a maximum aggregate offering price of $81,604,000 of our Class A common stock. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement relates to the registration of Class A common stock for an additional maximum aggregate offering price of $13,915,000. Therefore, an additional registration fee of $1,281 is being transmitted herewith.


================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the ChipPAC, Inc. Registration Statement on Form S-3 (Registration No. 333-76554). The form of prospectus contained in the earlier effective registration statement will reflect the aggregate amount of Class A common stock registered in this registration statement and the earlier effective registration statement.

         The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, ChipPAC, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 25, 2002.

                                   CHIPPAC, INC.



                                   By:         /s/ Dennis P. McKenna
                                        --------------------------------------
                                        Dennis P. McKenna
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                                     * * * *

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis P. McKenna, Robert Krakauer and Patricia H. McCall, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in her/her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement on Form S-3 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities on January 25, 2002.

Signatures                                 Capacity
----------                                 --------
                                           Chairman of the Board, President and
/s/ Dennis P. McKenna                      Chief Executive Officer
-----------------------------------        (Principal Executive Officer)
Dennis P. McKenna



/s/ Robert Krakauer                        Chief Financial Officer (Principal
-----------------------------------        Financial Officer)
Robert Krakauer



/s/ Michael G. Potter                      Corporate Controller (Principal
-----------------------------------        Accounting Officer)
Michael G. Potter

/s/ Edward Conard                          Director
-----------------------------------
Edward Conard


/s/ Marshall Haines                        Director
-----------------------------------
Marshall Haines


/s/ Michael A. Delaney                     Director
-----------------------------------
Michael A. Delaney


/s/ Paul C. Schorr IV                      Director
-----------------------------------
Paul C. Schorr IV


/s/ Chong Sup Park                         Director
-----------------------------------
Chong Sup Park

                                  EXHIBIT INDEX
                                  -------------

  Number                                Description
  ------                                -----------
    5.1          Opinion of Kirkland & Ellis.
   23.1          Consent of Kirkland & Ellis (included in Exhibit 5.1).
   23.2          Consent of PricewaterhouseCoopers LLP.
   24.1          Powers of Attorney (included on the signature page hereto).